Exhibit 4.8b

FIRST SUPPLEMENTAL INDENTURE

                THIS FIRST SUPPLEMENTAL INDENTURE is dated as of February 1, 2008, among  STEEL DYNAMICS, INC., an Indiana corporation (the “Company”), SDI INVESTMENT COMPANY, a Delaware corporation (“SDI Investment”), STEEL DYNAMICS SALES NORTH AMERICA, INC., an Indiana corporation (“Sales NA”), NEW MILLENNIUM BUILDING SYSTEMS, LLC, an Indiana limited liability company (“NMBS”), ROANOKE ELECTRIC STEEL CORPORATION, an Indiana corporation (“RESC”), NEW MILLENNIUM BUILDING SYSTEMS, INC., a South Carolina corporation (“New Millennium”), SOCAR OF OHIO, INC., an Ohio corporation (“Socar”), SHREDDED PRODUCTS, LLC, a Virginia limited liability company (“Shredded Products”), SHREDDED PRODUCTS II, LLC, an Indiana limited liability company (“Shredded Products II”), JOHN W. HANCOCK, JR., LLC, a Virginia limited liability company (“Hancock”), STEEL OF WEST VIRGINIA, INC., a Delaware corporation (“Steel of West Virginia”), STEEL VENTURES, INC., a Delaware corporation (“Steel Ventures”), SWVA, INC., a Delaware corporation (“SWVA”), MARSHALL STEEL INC., a Delaware corporation (“Marshall Steel”), and THE TECHS INDUSTRIES, INC., a Delaware corporation (“Industries”) (SDI Investment, Sales NA, NMBS, RESC, New Millennium, Socar, Shredded Products, Shredded Products II, Hancock, Steel of West Virginia, Steel Ventures, SWVA, Marshall Steel, and Industries may individually be referred to as the “Initial Subsidiary Guarantor” and collectively as the “Initial Subsidiary Guarantors”), OMNISOURCE CORPORATION, an Indiana corporation (“OmniSource”), SUPERIOR ALUMINUM ALLOYS, LLC, an Indiana limited liability company (“Superior Aluminum”), GLOBAL SHREDDING TECHNOLOGIES, LTD., LLC, an Indiana limited liability company (“Global”), CAROLINA INVESTMENT CO., LLC, an Indiana limited liability company (“Carolina”), JACKSON IRON & METAL COMPANY, INC., a Michigan corporation (“Jackson”), OMNISOURCE BAY CITY, LLC, an Indiana limited liability company (“Omni Bay”), OMNISOURCE ATHENS DIVISION, LLC, an Indiana limited liability company (“Athens”), OMNISOURCE INDIANAPOLIS, LLC, an Indiana limited liability company (“Indianapolis”), CAPITOL CITY METALS, LLC, an Indiana limited liability company (“Capitol City”), RECOVERY TECHNOLOGIES, LLC, an Indiana limited liability company (“Recovery”), INDUSTRIAL SCRAP CORPORATION, an Indiana corporation (“Industrial Scrap Corporation”), INDUSTRIAL SCRAP, LLC, an Indiana limited liability company (“Industrial Scrap, LLC”), OMNISOURCE LLC, an Indiana limited liability company (“OmniSource, LLC”), OMNISOURCE TRANSPORT, LLC, an Indiana limited liability company (“Transport”), SCIENTIFIC RECYCLING GROUP, LLC, an Indiana limited liability company (“Scientific”), ADMETCO, INC., an Indiana corporation (“Admetco”), LUCKY STRIKE METALS, LLC, an Indiana limited liability company (“Lucky Strike”), AUBURN INVESTMENT CO., LLC, an Indiana limited liability company (“Auburn Investment”), MICHIGAN PROPERTIES ECORSE, LLC, an Indiana limited liability company (“Michigan Properties”) and OMNISOURCE MEXICO, LLC, an Indiana limited liability company (“OmniSource Mexico”) (OmniSource, Industrial Scrap Corporation, Admetco, Jackson, Superior Aluminum, Global, Carolina, Omni Bay, Athens, Indianapolis, Capitol City, Recovery, Industrial Scrap, LLC, OmniSource, LLC, Transport, Scientific, Lucky Strike, Auburn Investment, Michigan Properties, and OmniSource Mexico may individually be referred to as a

“New Subsidiary Guarantor” and collectively as the “New Subsidiary Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS:

                The Company, the Initial Subsidiary Guarantors, RESCO Steel Products Corporation, a Virginia corporation (“RSPC”), Roanoke Technical Treatment & Services, Inc., a Virginia corporation (“Roanoke Technical”), Steel Holdings, Inc., an Indiana corporation (“Steel Holdings”), Steel Dynamics Ferrous Resources, LLC, an Indiana limited liability company (“SDFR”), The Techs Holdings, Inc., a Delaware corporation (“Holdings”),  and the Trustee have duly authorized, executed and delivered an Indenture dated as of October 12, 2007 (the “Original Indenture”) in connection with the issuance initially of up to $700,000,000 aggregate principal amount of the Company’s 7 3/8% Senior Notes due 2012 (the “Notes”) as provided in the Original Indenture.

                Effective October 31, 2007, RSPC and Roanoke Technical were merged with and into RESC, with RESC as the surviving entity.

                Effective December 31, 2007, Steel Holdings and SDFR were dissolved.

                Effective December 31, 2007, Holdings was merged with and into Industries, with Industries as the surviving entity.

                The Company acquired all of the issued and outstanding stock of OmniSource effective as of October 26, 2007.  Industrial Scrap Corporation, Admetco, Jackson, Superior Aluminum, Global, Carolina, Omni Bay, Athens, Indianapolis, Capitol City, Recovery, Industrial Scrap, LLC, OmniSource, LLC, Transport, Scientific, Lucky Strike, Auburn Investment, Michigan Properties, and OmniSource Mexico are wholly owned direct and indirect subsidiaries of OmniSource.

                This First Supplemental Indenture is being executed and delivered by the Company, the Initial Subsidiary Guarantors and the New Subsidiary Guarantors pursuant to the provisions of Section 4.13 and Section 9.01(2) of the Original Indenture.

                This First Supplemental Indenture (together with the Original Indenture, collectively the “Indenture”) is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

AND THIS FIRST SUPPLEMENTAL INDENTURE FURTHER WITNESSETH:

                For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

Guaranty of Notes

                Section 1.01.          Note Guarantee; Limitation of Liability.  (a) Subject to the provisions of Article Ten of the Original Indenture, the New Subsidiary Guarantors hereby, jointly and severally with the Initial Subsidiary Guarantors, fully and unconditionally guarantee to each Holder of Notes and to the Trustee on behalf of the Holders:  (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Note, the Original Indenture and this First Supplemental Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed  in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in the second paragraph of Section 10.01 of the Original Indenture.

                (b)           The undersigned, and by their acceptance of this First Supplemental Indenture, hereby confirm that it is the intention of all such Persons that this First Supplemental Indenture, the Original Indenture and the obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this First Supplemental Indenture, the Original Indenture and the obligations of the undersigned hereunder and thereunder.  To effectuate the foregoing intention, the undersigned hereby irrevocably agree that the obligations of the undersigned under this First Supplemental Indenture and the Original Indenture at any time shall be limited to the maximum amount as will result in the obligations of the undersigned under this First Supplemental Indenture and the Original Indenture not constituting a fraudulent transfer or conveyance.

                Section 1.02.          Obligations under the Original Indenture.  The New Subsidiary Guarantors hereby jointly and severally agree, as of the date first above written, to be bound as a Subsidiary Guarantor by all of the terms and conditions of the Original Indenture to the same extent as each of the other Subsidiary Guarantors thereunder.  The New Subsidiary Guarantors further jointly and severally agree, as of the date first above written, that each reference in the Original Indenture to a “Subsidiary Guarantor” shall also mean and be a reference to each of the New Subsidiary Guarantors, and each reference in any of the Notes to a “Subsidiary Guarantor” shall also mean and be a reference to each of the New Subsidiary Guarantors.

                Section 1.03.          Covenants and Agreements.  The New Subsidiary Guarantors jointly and severally make each covenant and agreement set forth in Article Ten of the Original Indenture to the same extent as each other Subsidiary Guarantor.

ARTICLE TWO

Miscellaneous

                Section 2.01.          Remainder of Original Indenture Unaffected.  Except as specifically provided in Article One above,  the terms of the Original Indenture shall remain unchanged and in full force and effect, and shall govern the interpretation and application of this First Supplemental Indenture.

                Section 2.02.          Duplicate Originals; Delivery by Telecopier.  The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page to this First Supplemental Indenture by telecopier shall be effective as delivery of an original executed counterpart of this First Supplemental Indenture.

                Section 2.03.          Separability.  In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[End of Article Two]

SIGNATURES

                IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

“Company”	STEEL DYNAMICS, INC.

	By:	/s/ Theresa E. Wagler

	Name:	Theresa E. Wagler
	Title:	Vice President

“Initial Subsidiary Guarantors”	SDI INVESTMENT COMPANY

	By:	/s/ Theresa E. Wagler

	Name:	Theresa E. Wagler
	Title:	President

NEW MILLENNIUM BUILDING SYSTEMS, LLC
SHREDDED PRODUCTS II, LLC

	By:	/s/ Theresa E. Wagler

	Name:	Theresa E. Wagler
	Title:	Vice President of Steel Dynamics, Inc.,
as the Sole Member

STEEL DYNAMICS SALES NORTH AMERICA, INC.
ROANOKE ELECTRIC STEEL CORPORATION
NEW MILLENNIUM BUILDING SYSTEMS, INC.
SOCAR OF OHIO, INC.
STEEL OF WEST VIRGINIA, INC.
STEEL VENTURES, INC.
SWVA, INC.
MARSHALL STEEL, INC.
THE TECHS INDUSTRIES, INC.

	By:	/s/ Theresa E. Wagler

	Name:	Theresa E. Wagler
	Title:	Vice President

JOHN W. HANCOCK, JR., LLC
SHREDDED PRODUCTS, LLC

	By:	/s/ Theresa E. Wagler

	Name:	Theresa E. Wagler

	Title:	Vice President of Roanoke Electric Steel Corporation, as the Sole Member

“New Subsidiary Guarantors”	OMNISOURCE CORPORATION
INDUSTRIAL SCRAP CORPORATION
ADMETCO, INC.
JACKSON IRON & METAL COMPANY, INC.
SUPERIOR ALUMINUM ALLOYS, LLC
OMNISOURCE, LLC
INDUSTRIAL SCRAP, LLC

	By:	/s/ Theresa E. Wagler

Theresa E. Wagler, Vice President

OMNISOURCE TRANSPORT, LLC
OMNISOURCE INDIANAPOLIS, LLC
OMNISOURCE ATHENS DIVISION, LLC
MICHIGAN PROPERTIES ECORSE, LLC
RECOVERY TECHNOLOGIES, LLC
LUCKY STRIKE METALS, LLC
GLOBAL SHREDDING TECHNOLOGIES, LTD., LLC
CAROLINA INVESTMENT COMPANY, LLC
AUBURN INVESTMENT COMPANY, LLC
OMNISOURCE MEXICO, LLC
SCIENTIFIC RECYCLING GROUP, LLC

By:	OmniSource Corporation, Sole Member

By:	/s/ Theresa E. Wagler

Theresa E. Wagler, Vice President

CAPITOL CITY METALS, LLC

By:	OmniSource Indianapolis, LLC, Sole Member

By:	OmniSource Corporation, Sole Member

By:	/s/ Theresa E. Wagler

Theresa E. Wagler, Vice President

OMNISOURCE BAY CITY, LLC

By:	Jackson Iron & Metal Company, Inc., Sole Member

By:	/s/ Theresa E. Wagler

Theresa E. Wagler, Vice President

“Trustee”	WELLS FARGO BANK,
NATIONAL ASSOCIATION

	By:	/s/ Gregory S. Clarke

Gregory S. Clarke, Vice President